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                        ERP OPERATING LIMITED PARTNERSHIP
                             Consolidated Historical
                Computation of Ratio of Earnings to Fixed Charges

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                                                                                    Historical
                                                 ---------------------------------------------------------------------------------
                                                  6/30/00     6/30/99    12/31/99    12/31/98    12/31/97     12/31/96   12/31/95
                                                 ---------------------------------------------------------------------------------
                                                                             (Amounts in thousands)
REVENUES
  Rental income                                 $952,740   $819,178  $1,711,738   $1,293,560    $707,733    $454,412   $373,919
  Fee income - outside managed                     2,632      2,414       4,970        5,622       5,697       6,749      7,030
  Interest income - investment in
    mortgage notes                                 5,499      5,644      12,559       18,564      20,366      12,819      4,862
  Interest and other income                       17,652     11,123      23,851       19,250      13,282       4,405      4,573
                                                --------   --------  ----------   ----------    --------    --------   --------
     Total revenues                              978,523    838,359   1,753,118    1,336,996     747,078     478,385    390,384
                                                ========   ========  ==========   ==========    ========    ========   ========
EXPENSES
  Property and maintenance                       227,845    196,865     414,026      326,733     176,075     127,172    112,186
  Real estate taxes and insurance                 95,001     84,515     171,289      126,009      69,520      44,128     37,002
  Property management                             37,760     27,973      61,626       53,101      26,793      17,512     15,213
  Fee and asset management                         2,102      1,624       3,587        4,279       3,364       3,837      3,887
  Depreciation                                   224,512    197,134     408,688      301,869     156,644      93,253     72,410
  Interest:
     Expense incurred                            190,263    158,499     337,189      246,585     121,324      81,351     78,375
     Amortization of deferred financing costs      2,703      1,661       4,084        2,757       2,523       4,242      3,444
  General and administrative                      13,216     10,714      22,296       20,631      14,821       9,857      8,129
                                                --------   --------  ----------   ----------    --------    --------   --------
     Total expenses                              793,402    678,985   1,422,785    1,081,964     571,064     381,352    330,646
                                                --------   --------  ----------   ----------    --------    --------   --------
Income before extraordinary items               $185,121   $159,374  $  330,333   $  255,032    $176,014    $ 97,033   $ 59,738
                                                ========   ========  ==========   ==========    ========    ========   ========
Combined Fixed Charges and Preferred
  Distributions:
   Interest and other financing costs           $190,263   $158,499  $  337,189   $  246,585    $121,324    $ 81,351   $ 78,375
   Amortization of deferred financing costs        2,703      1,661       4,084        2,757       2,523       4,242      3,444
   Preferred distributions                        55,654     57,111     113,196       92,917      59,012      29,015     10,109
                                                --------   --------  ----------   ----------    --------    --------   --------
Total Combined Fixed Charges
   and Preferred Distributions                  $248,620   $217,271  $  454,469   $  342,259    $182,859    $114,608   $ 91,928
                                                ========   ========  ==========   ==========    ========    ========   ========
Earnings before combined fixed charges
   and preferred distributions                  $378,087   $319,534  $  671,606   $  504,374    $299,861    $182,626   $141,557
                                                ========   ========  ==========   ==========    ========    ========   ========
Funds from operations before combined
   fixed charges and preferred distributions
   (1)(2)(3)                                    $598,951   $513,796  $1,074,072   $  801,065    $453,387    $273,800   $212,138
                                                ========   ========  ==========   ==========    ========    ========   ========

Ratio of earnings before combined fixed charges
    and preferred distributions to combined
    fixed charges and preferred distributions       1.52       1.47        1.48         1.47        1.64        1.59       1.54
                                                ========   ========  ==========   ==========    ========    ========   ========

Ratio of funds from operations before
    combined fixed charges and preferred
    distributions to combined fixed
    charges and preferred distributions             2.41       2.36        2.36         2.34        2.48        2.39       2.31
                                                ========   ========  ==========   ==========    ========    ========   ========


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(1) Includes the Company's share of
       depreciation from Unconsolidated
       Properties                               $    210   $    551  $    1,009   $      183    $      -    $      -   $      -
                                                ========   ========  ==========   ==========    ========    ========   ========

(2) Excludes non-real estate depreciation       $ (3,157)  $ (3,423) $   (7,231)  $   (5,361)   $ (3,118)   $ (2,079)  $ (1,829)
                                                ========   ========  ==========   ==========    ========    ========   ========

(3) Excludes the minority interests'
       share of depreciation from
       Partially Owned Properties               $   (701)  $      -  $        -   $        -    $      -    $      -   $      -
                                                ========   ========  ==========   ==========    ========    ========   ========
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